American Vanguard Shareholder Meeting June 5, 2019 Exhibit 99.1

Safe Harbor Statement In today’s call, the company may discuss forward-looking information. Such information and statements are based on estimates and assumptions by the company’s management and are subject to various risks and uncertainties that may cause actual results to differ from management’s current expectations.   Such factors can include weather conditions, changes in regulatory policy, competitive pressures and various other risks as detailed in the company’s SEC reports and filings. All forward-looking statements represent the company’s best judgment as of the date of this call, and such information will not necessarily be updated by the company.

Over the next seven (7) years (2020-2026) the Company expects that sales of the SIMPAS system will ramp-up to approximately $160 million/year by 2026 based upon 2,900 systems over 8.7 million treated acres. During that timeframe, the Company anticipates that gross profit margins will rise from the low 30’s in the early introductory years to over 50% by the later years. Domestic Base Case Forecast